Exhibit 99.1

Vivakor Board Approves Closing of $120 Million Acquisition of Endeavor Entities

For the Six Months Ended June 30, 2024, the Endeavor Entities Realized Revenues of $47.3 Million, with $9.3 Million EBITDA

DALLAS, TX / ACCESSWIRE / September 24, 2024 / Vivakor, Inc. (NASDAQ:VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, announced today that its Board of Directors approved the closing of its planned acquisition of Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, Equipment Transport, LLC, and Silver Fuels Processing, LLC, and their subsidiaries (collectively, the “Endeavor Entities”) as previously announced. The closing will be effective on October 1, 2024.

The Endeavor Entities comprise a fully-integrated, flexible and scalable midstream logistics business that transports, stores, treats, remediates, and sells crude oil, produced water, and associated hydrocarbons. They own and operate one of the largest combined oilfield trucking fleets in the continental United States transporting crude oil, petroleum products, and produced water, which is fully integrated with a network of station, terminal, and pipeline facilities for blending, processing, reuse and remediation. In addition, the Endeavor Entities have a series of long-term strategic partnerships with customers in the Permian Basin, Eagle Ford Basin, and STACK play of Oklahoma.

For the six months ended June 30, 2024, the Endeavor Entities realized revenues of $47.3 million and $9.3 million of earnings before interest, taxes, depreciation, and amortization (“EBITDA”), yielding an annualized projection of $94.6 million in revenue and $18.6 million of EBITDA for the Endeavor Entities.

“The acquisition of the Endeavor Entities is a significant milestone for Vivakor,” said James Ballengee, Chairman, President, & CEO. “They strategically integrate with our existing Colorado City, Texas and Delhi, Louisiana, facilities, provide an immediate platform for our company to expand, and unlock additional opportunities and revenues for the Company.”

The purchase price for the Endeavor Entities is $120 million, subject to standard post-closing adjustments, including assumed debt, and an earn-out adjustment, payable by the Company in a combination of Company common stock and Series A Convertible Preferred Stock.

Ballengee continued, “Vivakor now owns and operates one of the largest combined fleets of oilfield trucking services in the continental United States. Our focus on flexible and scaleable crude oil and produced water logistics solutions that are fully integrated with our network of station, terminal, and pipeline facilities providing blending, reuse, and remediation services will provide us with a key competitive advantage.”

About Vivakor, Inc.

Vivakor, Inc. (NASDAQ:VIVK), is is an integrated provider of energy transportation, storage, reuse, and remediation services. Vivakor’s corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Its Delhi, Louisiana, and Colorado City, Texas facilities provide crude oil gathering, storage, transportation, reuse, and remediation services under long-term contracts.

Vivakor’s oilfield waste remediation facilities, currently under construction, will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:

Phone: (949) 281-2606

info@vivakor.com

ClearThink
nyc@clearthink.capital

SOURCE: Vivakor, Inc.